                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MERCK & CO., INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                             LOGO MERCK
                                  Merck & Co, Inc.

                   Notice of Annual Meeting of Stockholders

                                April 28, 1998

                               ----------------

To the Stockholders:

  The Annual Meeting of Stockholders of Merck & Co., Inc. will be held on Tuesday, April 28, 1998, at 2:00 p.m., at the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey, for the following purposes:

  .  To elect four directors for terms ending in 2001;

  . To consider and act upon a proposal to ratify the appointment of independent public accountants for 1998;

  . To consider and act upon a stockholder proposal concerning annual election of directors; and

  . To transact such other business as may properly come before the meeting and all adjournments thereof.

  Only stockholders of record at the close of business on March 6, 1998, the record date and time fixed by the Board of Directors, are entitled to notice of, and to vote at, said meeting. It is always important for you, as a stockholder, to exercise your right to vote.

  Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please check the appropriate box on the proxy card. The ticket attached to the proxy card will admit you and one guest to the meeting. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend, you may request a ticket by writing to the Office of the Secretary, WS 3AB-05, Merck & Co., Inc., P.O. Box 100, Whitehouse Station, New Jersey 08889-0100. Evidence of your ownership, which you can obtain from your bank, broker, etc., must accompany your letter.

  IN ORDER THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING IF YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY/VOTING INSTRUCTION CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE.

                      By order of the Board of Directors,

                                          Celia A. Colbert
                                          Vice President, Secretary and
                                          Assistant General Counsel

March 19, 1998

                               Merck & Co., Inc.
                                 P. O. Box 100
                   Whitehouse Station, New Jersey 08889-0100
                                (908) 423-1000

                                                                 March 19, 1998

                                Proxy Statement

                               ----------------

  This proxy statement is furnished to stockholders of Merck & Co., Inc. in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company which will be held at the Edward Nash Theatre at Raritan Valley Community College, Route 28 and Lamington Road, North Branch, New Jersey, on Tuesday, April 28, 1998, and all adjournments thereof. The Company's Annual Report for 1997, including financial statements, and proxy statement and proxy/voting instruction card ("proxy card" or "proxy") are being mailed to stockholders beginning March 19, 1998.

  If a stockholder is a participant in the Merck Stock Investment Plan, the proxy card covers the shares in the account for that plan, as well as shares registered in the participant's name.

  HOWEVER, THE PROXY CARD WILL NOT SERVE AS A VOTING INSTRUCTION CARD FOR THE SHARES HELD FOR PARTICIPANTS IN THE MERCK & CO., INC. EMPLOYEE SAVINGS AND SECURITY PLAN, MERCK & CO., INC. EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN, ASTRA MERCK, INC. EMPLOYEE SAVINGS AND SECURITY PLAN, HUBBARD FARMS, INC. EMPLOYEE SAVINGS PLAN, MEDCO 401(K) SAVINGS PLAN, MERCK PUERTO RICO EMPLOYEES SAVINGS AND SECURITY PLAN, MERCK FROSST CANADA INC. STOCK PURCHASE PLAN AND MERIAL 401(K) SAVINGS PLAN ("MERIAL PLAN"). INSTEAD, THESE PARTICIPANTS WILL RECEIVE FROM THE PLAN TRUSTEES SEPARATE VOTING INSTRUCTION CARDS COVERING THESE SHARES. IF VOTING INSTRUCTION CARDS FOR THE MERIAL PLAN ARE NOT SIGNED AND RETURNED, THE PLAN TRUSTEE WILL VOTE THE SHARES IN THE SAME PROPORTION AS IT VOTED THE SHARES FOR WHICH VOTING INSTRUCTIONS WERE RECEIVED. VOTING INSTRUCTION CARDS FOR ALL OTHER PLANS MUST BE SIGNED AND RETURNED OR THOSE SHARES WILL NOT BE VOTED.

  Any proxy cards returned without specification will be voted as to each proposal in accordance with the recommendations of the Board of Directors.

THE PROXY

  Any person giving a proxy has the power to revoke it at any time before it is voted, upon written notice to Celia A. Colbert, Vice President, Secretary and Assistant General Counsel of the Company.

  The Company will bear the costs of solicitation of proxies. Following the mailing of proxy soliciting material, proxies may also be solicited by directors, officers and regular employees of the Company in person, by telephone or by other electronic means. The Company will also reimburse persons holding stock for others in their names or in those of their nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. The Company will use the services of Morrow & Co., 909 Third Avenue, New York, N.Y. 10022-4799, to aid in the solicitation of proxies at an anticipated fee of $18,000 plus reasonable expenses.

BENEFICIAL OWNERSHIP OF SECURITIES AND VOTING RIGHTS

  On December 31, 1997, no individual, corporation or other entity was known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock.

  There are outstanding and entitled to vote as of the record date, March 6, 1998, 1,196,011,935 shares of Common Stock of the Company. The holders of a majority in interest of all the stock of the Company entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business.

  The holders of Common Stock are entitled to one vote per share but, in connection with the cumulative voting feature applicable to the election of directors, each stockholder is entitled to as many votes as shall equal the number of shares held by such person at the close of business on the record date, multiplied by the number of directors to be elected. A stockholder may cast all of such votes for a single nominee or may apportion such votes among any two or more nominees. For example, when four directors are to be elected, a holder of 100 shares may cast 400 votes for a single nominee, apportion 200 votes to each of two nominees, or apportion 400 votes in any other manner by so noting in the space provided on the accompanying proxy card. A stockholder may withhold votes from any or all nominees by notation to that effect on the proxy card. Except to the extent that a stockholder withholds votes from any or all nominees, the persons named in the proxy card, in their sole discretion, will vote such proxy for, and if necessary, exercise cumulative voting rights to secure, the election of the nominees listed below as directors of the Company.

  In the event that any of the nominees becomes unavailable, which the Company does not expect, it is intended that, pursuant to the accompanying proxy, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.

  The persons named in the accompanying proxy will vote such proxy in accordance with the specification made thereon with respect to each of the other proposals or, if no specification is made, FOR the proposal to ratify the appointment of independent public accountants and AGAINST the stockholder proposal. A majority of the votes cast by holders of Common Stock is required for approval of these proposals. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

                           1. ELECTION OF DIRECTORS

  Four directors are to be elected at the meeting for full three-year terms expiring in 2001. The Board's nominees are Sir Derek Birkin, Dr. William G. Bowen, Dr. Carolyne K. Davis and Dr. Lloyd C. Elam, all of whom are currently directors of the Company. After the election of four directors at the meeting, the Company will have thirteen directors, including the nine directors whose present terms currently extend beyond the meeting. Information on the nominees and continuing directors follows.

  NAME, AGE AND
    YEAR FIRST                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
 ELECTED DIRECTOR                       OR SIGNIFICANT AFFILIATIONS
 ----------------               -------------------------------------------

NOMINEES

For terms expiring in 2001

                Retired (1997); Chairman of the Board, The RTZ Corporation PLC
   [PHOTO]      (international mining company) for more than five years

  Sir Derek
   Birkin       Director, Unilever PLC, Carlton Communications PLC and The
   Age--68      Merchants Trust PLC; Non-executive Chairman, Watmouths
    1992        (Holdings) PLC

  NAME, AGE AND
    YEAR FIRST                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
 ELECTED DIRECTOR                       OR SIGNIFICANT AFFILIATIONS
 ----------------               -------------------------------------------

                President, The Andrew W. Mellon Foundation (philanthropic
  [PHOTO]       foundation) for more than five years

 William G.
Bowen, Ph.D.    Director, American Express Company; Member, Board of
   Age--64      Overseers, Teachers Insurance and Annuity Association of
    1986        America--College Retirement Equities Fund; Trustee, Denison
                University

                International Health Care Consultant for more than five years
  [PHOTO]
                Director, Beckman Coulter, Inc., Pharmaceutical Marketing
 Carolyne K.    Services, Inc., The Prudential Insurance Company of America,
Davis, Ph.D.    Inc., Minimed Inc. and Beverly Enterprises, Inc.; Trustee,
   Age--66      Georgetown University and University of Pennsylvania Medical
    1989        Center; Member, Institute of Medicine of the National Academy
                of Sciences


                Professor of Psychiatry, Meharry Medical College for more than five years
  [PHOTO]
                Director, Premark International Inc. and Tupperware, Inc.;
  Lloyd C.      Trustee, Fisk University and The Alfred P. Sloan Foundation
 Elam, M.D.
   Age--69
    1973

DIRECTORS WHOSE TERMS EXPIRE IN 1999

  [PHOTO]       Retired (1996); Chairman of the Board and Chief Executive
                Officer, General Mills, Inc. (consumer foods and restaurants)
 H. Brewster    for more than five years
Atwater, Jr.

   Age--66      Director, Darden Restaurants, Inc., IDS Mutual Fund Group,
    1988        Mayo Foundation, Public Radio International and Walker Art
                Center; Member, The Business Council

  NAME, AGE AND
    YEAR FIRST                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
 ELECTED DIRECTOR                       OR SIGNIFICANT AFFILIATIONS
 ----------------               -------------------------------------------

  [PHOTO]       Chairman of the Board (since November 1994), President and
                Chief Executive Officer (since June 1994) of the Company;
 Raymond V.     Chairman, President and Chief Executive Officer (1992 to
  Gilmartin     1994), President and Chief Executive Officer (1989 to 1992),
   Age--57      of Becton Dickinson and Company (medical supplies and devices
    1994        and diagnostic systems)

                Director, General Mills, Inc. and Public Service Enterprise Group; Chairman-elect, Pharmaceutical Research and Manufacturers of America; Member, The Business Council and The Business Roundtable

  [PHOTO]       Executive Vice President, Science and Technology and
                President, Merck Research Laboratories ("MRL") since December
  Edward M.     1993; Executive Vice President and President, MRL from January
  Scolnick,     1993 to December 1993
    M.D.

   Age--57      Member, Institute of Medicine of the National Academy of
    1997        Sciences

  [PHOTO]       President (since April 1997) and Chief Executive Officer
                (since July 1996) of Partners HealthCare System, Inc.;
  Samuel O.     President, Massachusetts General Hospital from May 1994 to
 Thier, M.D.    April 1997; and President, Brandeis University from October
   Age--60      1991 to May 1994

    1994
                Director, Fleet Financial Group; Master, American College of Physicians; Fellow, American Academy of Arts and Sciences; Trustee, Brandeis University, Boston Museum of Science, Cornell University, The Commonwealth Fund and WGBH Public Television

  [PHOTO]       Retired (1995); Chairman of the Board, J.P. Morgan & Co.
                Incorporated and Morgan Guaranty Trust Company of New York
   Dennis       (banking and other financial services) for more than five
Weatherstone    years

   Age--67
    1988 Director, J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Company of New York, General Motors Corporation, L'Air Liquide, Institute for International Economics; Independent Member of the Board of Banking Supervision of the Bank of England; President, Royal College of Surgeons Foundation; Trustee, The Alfred P. Sloan Foundation; Member, The Business Council

  NAME, AGE AND
    YEAR FIRST                  BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS
 ELECTED DIRECTOR                       OR SIGNIFICANT AFFILIATIONS
 ----------------               -------------------------------------------

DIRECTORS WHOSE TERMS EXPIRE IN 2000

  [PHOTO]       Chairman of the Board and Chief Executive Officer of
                AlliedSignal, Inc. (aerospace, automotive products and
 Lawrence A.    engineered materials technology) for more than five years
   Bossidy

   Age--63      Director, Champion International Corporation and J.P. Morgan &
    1992        Co. Incorporated; Member, The Business Council and The
                Business Roundtable

                President Emerita, Spelman College (1997); President, Spelman
  [PHOTO]       College for more than five years

Johnnetta B.
 Cole, Ph.D.    Director, Coca-Cola Enterprises, The Home Depot, Inc., and
   Age--61      Management and Training Corporation; Trustee, Rockefeller
    1994        Foundation and Wellesley College; Member, Council on Foreign
                Relations and National Council of Negro Women; Fellow,
                American Anthropological Association

  [PHOTO]       Retired (1991); Chairman of the Board and Chief Executive
                Officer, NCR Corporation (business information processing
 Charles E.     systems) from January 1988 to September 1991
 Exley, Jr.

   Age--68      Director, Banc One Corporation; Trustee, The Andrew W. Mellon
    1988        Foundation; Member, The Business Council and Board of
                Overseers, Columbia University Graduate School of Business

  [PHOTO]       Chief Executive Officer, University of Pennsylvania Medical
                Center and Health System and Executive Vice President, Dean of
 William N.     the School of Medicine and Robert G. Dunlop Professor of
Kelley, M.D.    Medicine, Biochemistry and Biophysics, University of
   Age--58      Pennsylvania, for more than five years

    1992
                Director, Beckman Coulter, Inc., Greater Philadelphia First and Philadelphia Orchestra Association; Trustee, Emory University; Master, American College of Physicians; Fellow, American Academy of Arts & Sciences; Member, Institute of Medicine of the National Academy of Sciences, Board of Managers of Wistar Institute; Chairman, Board of Governors of Leonard Davis Institute of Health Economics

BOARD COMMITTEES

  There are five standing committees of the Board of Directors: the Committee on Directors, the Finance Committee, the Executive Committee, the Audit Committee and the Compensation and Benefits Committee. Members of the individual committees are named below:

   COMMITTEE ON                                                                COMPENSATION AND
     DIRECTORS          FINANCE           EXECUTIVE            AUDIT               BENEFITS
   ------------         -------           ---------            -----           ----------------
  D. Birkin        H. B. Atwater, Jr. H. B. Atwater, Jr. D. Birkin           H. B. Atwater, Jr.(*)
  L. A. Bossidy    L. A. Bossidy      W. G. Bowen        C. K. Davis         L. A. Bossidy
  W. G. Bowen(*)   J. B. Cole         C. K. Davis        C. E. Exley, Jr.(*) W. G. Bowen
  W. N. Kelley     C. E. Exley, Jr.   L. C. Elam         W. N. Kelley        J. B. Cole
  D. Weatherstone  D. Weatherstone(*) R. V. Gilmartin(*) S. O. Thier         L. C. Elam
                                      S. O. Thier

--------
(*) Chairman

  The Committee on Directors, consisting entirely of independent directors, considers and makes recommendations on matters related to the practices, policies and procedures of the Board. As part of its duties, the Committee assesses the size, structure and composition of the Board and Board committees, evaluates Board performance and reviews Board compensation. The Committee also acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors and evaluates prospective nominees identified by the Committee on its own initiative or referred to it by other Board members, management, stockholders or external sources. Names of prospective candidates may be submitted to the Secretary of the Company for referral to the Committee. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with procedures set forth in the Company's By-Laws.

  The Finance Committee, consisting entirely of independent directors, considers and makes recommendations on matters relating to the financial affairs and policies of the Company, including capital structure issues, dividend policy, treasury stock purchases, asset and portfolio management, external financing, complex financial transactions and investment and debt policies.

  The Executive Committee acts for the Board of Directors when formal Board action is required between meetings in connection with matters already approved in principle by the full Board or to fulfill the formal duties of the Board.

  The Audit Committee, consisting entirely of independent directors, oversees the Company's financial reporting process and internal controls. The Committee consults with management, the internal auditors and the Company's independent auditors during the year on matters related to the annual audit, internal controls, the published financial statements, and the accounting principles and auditing procedures being applied. It meets with the auditors after year-end to discuss the results of their examination. The Committee reviews management's evaluation of the auditors' independence, approves audit fees and non-audit services to ensure no compromise of auditor independence and submits to the Board of Directors its recommendations for the appointment of an audit firm for the upcoming year. It reviews the insurance program of the Company periodically and makes recommendations to the Board of Directors on insurance policy, and is also charged with monitoring compliance with the Foreign Corrupt Practices Act and the Company's policies on ethical business practices and reporting on the same to the Board of Directors annually.

  The Compensation and Benefits Committee, consisting entirely of independent directors, administers the Company's Executive Incentive Plan, Base Salary Deferral Plan, Deferral Program and stock option and incentive program and also appoints and monitors the Management Pension Investment Committee. The Committee consults generally with management on matters concerning executive compensation and on pension, savings and welfare benefit plans where Board or stockholder action is contemplated with respect to the adoption of or amendments to such plans. It makes recommendations to the Board of Directors on organization, succession and compensation generally, individual salary rates, supplemental compensation and special awards, the election of officers, consultantships and similar matters where Board approval is required.

BOARD AND BOARD COMMITTEE MEETINGS

  In 1997, there were nine meetings held by the Board of Directors. Board committees met as follows during 1997: the Committee on Directors, two times; the Finance Committee, two times; the Audit Committee, three times; the Compensation and Benefits Committee, four times. No meetings of the Executive Committee were held in 1997. The average combined attendance for all Board and Committee meetings was 97%. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served.

RELATIONSHIPS WITH OUTSIDE FIRMS

  Dennis Weatherstone is a director of the Company and in 1997 was a director of J.P. Morgan & Co. Incorporated and Morgan Guaranty Trust Company of New York which performed financial advisory, commercial and investment banking services for the Company during 1997 and which are expected to perform such services for the Company during 1998.

COMPENSATION OF DIRECTORS

  Each director who is not an employee of the Company is compensated for services as a director by an annual retainer of $38,000 and a meeting fee of $1,200 for each Board and Committee meeting attended. In addition, Chairmen of the Committee on Directors, the Finance Committee, the Audit Committee and the Compensation and Benefits Committee are compensated for such services by an annual retainer of $3,000. Those directors who are employees of the Company do not receive any compensation for their services as directors. The Company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services for the Company.

  Under the Merck & Co., Inc. Plan for Deferred Payment of Directors' Compensation ("Plan for Deferred Payment of Directors' Compensation"), each director may elect to defer all or a portion of such compensation. Any amount so deferred is, at the director's election, valued as if invested in any of 18 investment measures, including the Company's Common Stock, and is payable in cash in installments or as a lump-sum on or after termination of services as a director.

  In 1996, the Retirement Plan for the Directors of Merck & Co., Inc. (the "Directors' Retirement Plan") (which excludes current or former employees of the Company) was discontinued for directors who join the Board after December 31, 1995. Participant directors who elected to remain in the Directors' Retirement Plan and who have served on the Board for five years will receive, upon normal retirement (generally age 70), an annual retirement benefit of 50% of their last annual retainer. Each additional year of service up to ten years increases the benefit by 10%, to a maximum of 100% of the retainer. The applicable benefit is payable for the lifetime of the retired director. Eligible directors who elected not to accrue additional retirement credits under the Directors' Retirement Plan will receive at retirement a pension benefit based on the amount of credits as of March 31, 1997. Such directors, and directors who join the Board after December 1995, will be credited with an additional $15,000 of compensation annually to be deferred in accordance with the terms of the Plan for Deferred Payment of Directors' Compensation.

  Under the Non-Employee Directors Stock Option Plan adopted by stockholders in 1996 (the "1996 Non-Employee Directors Stock Option Plan"), directors (excluding those who are current or former employees of the Company) each receive an option to purchase 1,000 shares of Common Stock every year on the first Friday following the Company's Annual Meeting of Stockholders. The options become exercisable five years from date of grant and expire ten years from date of grant. The exercise price of the options is the closing price of the Company's Common Stock on the date of grant as quoted on the composite tape of the New York Stock Exchange. The exercise price is payable in cash at the time the stock option is exercised. In February 1998, the Board of Directors adopted amendments to the 1996 Non-Employee Directors Stock Option Plan and the prior Non-Employee Directors Stock Option Plan to allow directors under certain circumstances to transfer stock options to members of their immediate family, family partnerships and family trusts.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  Beneficial ownership of Common Stock of the Company as of December 31, 1997 by each director of the Company, each executive officer of the Company named in the Summary Compensation Table and by all directors and executive officers as a group is set forth below. Unless otherwise stated, the beneficial owners exercise sole voting and/or investment power over their shares.

                                        COMPANY COMMON STOCK
                             -------------------------------------------------
                                                 RIGHT TO ACQUIRE      PERCENT
                              SHARES         OWNERSHIP UNDER OPTIONS     OF
  NAME OF BENEFICIAL OWNER   OWNED(a)       EXERCISABLE WITHIN 60 DAYS  CLASS
  ------------------------   --------       -------------------------- -------
Raymond V. Gilmartin........ 108,263(b)(c)                --               *
H. Brewster Atwater, Jr.....  16,053                    3,000              *
Derek Birkin................     557                      --               *
Lawrence A. Bossidy.........  15,617                      --               *
William G. Bowen............  11,276(b)                 3,000              *
Johnnetta B. Cole...........   1,801                      --               *
Carolyne K. Davis...........   2,456(d)                   --               *
Lloyd C. Elam...............  22,100                    3,000              *
Charles E. Exley, Jr. ......  14,627                    3,000              *
William N. Kelley...........   6,890                      --               *
Edward M. Scolnick.......... 119,841(b)               110,300              *
Samuel O. Thier.............      10(e)                   --               *
Dennis Weatherstone.........  15,177                    3,000              *
David W. Anstice............  29,575(b)               131,300              *
Judy C. Lewent..............  77,065                  183,000              *
Per G.H. Lofberg............  86,459                  103,087              *
All Directors and Executive
 Officers as a Group........ 647,418(b)             1,027,637              *

--------
(a) Includes equivalent shares of Common Stock held by the Trustee of the Merck & Co., Inc. Employee Savings and Security Plan or shares of Common Stock held by the Trustee of the Medco 401(k) Savings Plan for the accounts of individuals as follows: Mr. Gilmartin--1,372 shares, Dr. Scolnick--1,698 shares, Mr. Anstice--1,695 shares, Ms. Lewent--2,441 shares, Mr. Lofberg--2,475 shares and all directors and executive officers as a group--25,666 shares. Also includes shares of phantom Common Stock held in the Plan for Deferred Payment of Directors' Compensation or in the Merck & Co., Inc. Deferral Program as follows: Mr. Gilmartin--12,007 shares, Mr. Atwater--14,553 shares, Mr. Bossidy--617 shares, Dr. Bowen-- 476 shares, Dr. Cole--1,571 shares, Dr. Davis--455 shares, Dr. Elam-- 15,350 shares, Mr. Exley--13,127 shares, Dr. Kelley--5,790 shares, Mr. Weatherstone--177 shares, Mr. Anstice--2,844 shares, Ms. Lewent--3,831 shares, Mr. Lofberg--4,588 shares and all directors and executive officers as a group--90,047 shares.

(b) Excludes shares of Common Stock held by family members and in which beneficial ownership is disclaimed by the individuals as follows: Mr. Gilmartin--11,825 shares, Dr. Scolnick--14,000 shares, Mr. Anstice--256 shares and all directors and executive officers as a group--55,314 shares. Excludes 900 shares held by a trust of which Dr. Bowen is a trustee and in which he disclaims beneficial ownership. Also excludes 11,562 shares beneficially held by a family limited partnership in a trust for the benefit of Mr. Gilmartin's family; Mr. Gilmartin disclaims beneficial ownership in the trust of which his spouse is a trustee.

(c) Includes 65,523 shares of Common Stock held by Mr. Gilmartin in a family limited partnership in which he shares voting and investment power.

(d) Includes 40 shares of Common Stock held by Dr. Davis in custody for a family member.

(e) Under the policy of his employer, Dr. Thier may hold only a de minimis amount of stock in any vendor corporation.

(*) Less than one percent of the Company's outstanding shares of Common Stock.

                      COMPENSATION AND BENEFITS COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation and Benefits Committee of the Board (the "Committee") approves compensation objectives and policy for all employees and sets compensation for the Company's executive officers, including the individuals named in the Summary Compensation Table.

  The Committee is comprised entirely of independent outside directors.

OBJECTIVES AND POLICIES

  The Committee seeks to:

  . provide rewards that are closely linked to Company-wide, divisional, area, team and individual performance;

  . align the interests of the Company's employees with those of its stockholders through potential stock ownership; and

  . ensure that compensation and benefits are at levels that enable the Company to attract and retain the high-quality employees it needs.

  The Committee applies these objectives and policies through the broad and deep availability of performance-based cash incentive opportunities and stock option grants.

  Consistent with these objectives and in keeping with the long-term focus required for the Company's research-based pharmaceutical business, it is the policy of the Committee to make a high proportion of executive officer compensation and awards under stock ownership programs dependent on long-term performance and on enhancing stockholder value.

  Executive officer compensation and stock ownership programs have both short-term and longer-term components. Short-term components include base salary and annual bonus awards under the stockholder-approved Executive Incentive Plan ("EIP"). Longer-term components include stock option awards under the stockholder-approved Incentive Stock Plan ("ISP"). Prior to 1995, awards of Performance Shares were made under the Strategic Performance Feature ("SPF"). Those awards provide for a payment of stock or cash or a combination thereof at the end of five-year periods, the last of which ends in 1998. Payments in cash are equal to the market value on the payment date of the stock that the cash replaces. Payments will be based on the Company's achievement of specified performance targets.

  The Company employs a formal system for developing measures of executive officer performance and for evaluating performance. Provided that other compensation objectives are met, it is the Committee's intention that executive compensation be deductible for federal income tax purposes.

BASE SALARY AND BONUS

  Executive officer base salary and bonus awards are determined with reference to Company-wide, divisional, area, team and individual performance for the previous fiscal year, based on a wide range of measures which permit comparisons with competitors' performance and internal targets set before the start of each fiscal year and by comparison to the base salary and bonus award levels of executive officers of other leading healthcare companies.

  Performance measures for 1997 covered operational, strategic and human resources areas. The operational measures were earnings per share growth and sales growth compared to leading healthcare companies (Abbott Laboratories, American Home Products, Bristol-Myers Squibb, Glaxo Wellcome, Johnson & Johnson, Eli Lilly, Pfizer, Schering-Plough, SmithKline Beecham, Pharmacia & Upjohn, Roche Holding) and the change in the

Company's return on operating assets versus the prior year. The strategic measures refer to the Company's communicated goal of remaining a top-tier growth company through maximizing revenue growth, continuing strong commitments to research, achieving the full potential of managed pharmaceutical care, with particular reference to Merck-Medco, and preserving profitability through productivity in manufacturing. The human resources measures refer to the goal of fostering a culture of teamwork, flexibility and agility. These measures were assessed through a review of Company performance in the areas of diversity and work/life, training and development and communications. The Company met or exceeded all performance measure targets in 1997. In addition to Company-wide measures of performance, the Committee considered those performance factors particular to each executive officer--the performance of the division or area for which such officer had management responsibility and individual managerial accomplishments.

  Base salary and bonus award comparisons are made within the healthcare industry using the following United States owned companies as comparisons:
Abbott Laboratories, American Home Products, Bristol-Myers Squibb, Johnson & Johnson, Eli Lilly, Pfizer, Schering-Plough, Pharmacia & Upjohn and Warner Lambert. Generally, the base salary and bonus award practices of the non-United States owned companies cannot be meaningfully compared with those of the Company since their senior executive officers are based outside the United States and compensation practices differ. The Committee also considers broader industry information if it judges this to be appropriate.

  The Committee relies heavily, but not exclusively, on these measures. It exercises subjective judgment and discretion in light of these measures and in view of the Company's compensation objectives and policies described above to determine base salaries, overall bonus funds and individual bonus awards.

  The base salary increases and bonuses awarded to the Company's executive officers in 1997 followed the principles outlined in the preceding paragraphs. The Committee judged that executive officer salary and bonus compensation for 1997 were consistent with the level of accomplishment and appropriately reflected individual performance and Company results on earnings per share growth, sales growth, return on operating assets and continuing strong progress in research, in managed pharmaceutical care, in manufacturing productivity and in the management of human resources.

STOCK OPTIONS

  Within the total number of shares authorized by stockholders, the Committee aims to provide stock option awards broadly and deeply throughout the organization.

  Individual executive officer stock option awards are based on level of position and individual contribution. The Committee also considers stock option grants previously made and the aggregate of such grants. As with the determination of base salaries and bonus awards, the Committee exercises subjective judgment and discretion in view of the above criteria and its general policies. The Company's long-term performance ultimately determines compensation from stock options, since gains from stock option exercises are entirely dependent on the long-term growth of the Company's stock price.

  In 1997, the Committee approved an amendment to the rules of the Incentive Stock Plan to allow all executive officers subject to Section 16 of the Securities Exchange Act of 1934, including the individuals named in the Summary Compensation Table, to transfer stock options to members of their immediate family, family partnerships and family trusts.

  The Committee expects the CEO to hold 70% and the other executive officers named in the Summary Compensation Table to hold 60% of the shares which may be purchased from the gain on stock option exercise after deducting option price, taxes and transaction costs.

STRATEGIC PERFORMANCE FEATURE

  AWARDS

  No awards were made in 1997 consistent with the Committee's decision to discontinue the SPF in 1995 and to rely on stock option awards as the only long-term incentive. Since 1989, the SPF had allowed for the award of Performance Shares to executive officers based on the level of position. Awards previously made under the SPF, which were for five-year periods, will continue to their term. The last payment that may be made, dependent on Company performance, would be in 1999 for the 1994-1998 Award Period.

  PAYOUTS

  In 1997, payouts were made for the 1992-1996 Award Period of the SPF. Payouts for that period were made in cash or stock.

  For the years 1992, 1993, 1995 and 1996, the Committee considered two measures: earnings per share growth and return on assets as compared to a group of leading healthcare companies selected in 1992. This group consisted of companies in the Dow Jones Pharmaceutical Index--United States Owned Companies ("DJPI") as of the applicable time period other than the Company and also included Abbott Laboratories, Glaxo Wellcome and SmithKline Beecham. For each of the measures, the Company placed third and second, respectively.

  For 1994 the Committee used the measures of net income growth versus a group of leading healthcare companies (as defined in the prior paragraph), return on assets against plan and total stockholder return versus the Standard & Poor's 500 Index. The Company placed fourth for net income growth, met its planned return on assets and placed in the top 80-89th percentile of the Standard & Poor's 500 companies for total stockholder return.

  Overall, the result was payment of 116.3% of target out of a possible payment range from zero to 175%. (See Summary Compensation Table.) The Committee considered the Company's performance under the measures described above and made individual payments using its subjective judgment and discretion.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  BASE SALARY AND BONUS

  Mr. Gilmartin's base salary and bonus award for 1997 were determined with reference to the same measures used for all executive officers of the Company, including the Company performance measures of earnings per share and sales growth, return on operating assets and continuing strong progress in research, in managed pharmaceutical care, in manufacturing productivity and in management of human resources. The Company met or exceeded its targets on all Company performance measures. Effective January 1, 1997, Mr. Gilmartin's base salary was increased to $1,100,004 from $1,000,000. This was the first base salary increase that Mr. Gilmartin received since joining the Company in June 1994. Mr. Gilmartin's bonus award was $1,500,000 in comparison to $1,300,000 for 1996. The Committee exercised its subjective judgment and discretion in determining the amounts of Mr. Gilmartin's base salary and bonus award for 1997.

  STOCK OPTIONS

  The stock option grant to Mr. Gilmartin in 1997 was determined with reference to the same criteria used for all executive officers of the Company, as described in the "Stock Options" section above.

  STRATEGIC PERFORMANCE FEATURE

  Mr. Gilmartin was not eligible for any payout in 1997 under the SPF since he was not employed by the Company at the time the 1992-1996 SPF award was made.

COMPENSATION ANALYSES AND REVIEWS

  The Company periodically retains outside compensation and benefits consultants to compare base salary and incentive compensation programs for the Company's executive officers with those of other leading industrial and healthcare firms (including those in the DJPI) to ensure that they are appropriate to the Company's objectives. The Committee exercises judgment and discretion in the information it reviews and the analyses it considers.

H. Brewster Atwater, Jr.        Lawrence A. Bossidy
Chairman


                                Johnnetta B. Cole
William G. Bowen

Lloyd C. Elam

                          SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                             --------------------------------------- ---------------------------------------
                                                                               AWARDS              PAYOUTS
                                                                     --------------------------- -----------
                                                           OTHER     RESTRICTED    SECURITIES
                                                           ANNUAL      STOCK       UNDERLYING       LTIP      ALL OTHER
                                    SALARY     BONUS    COMPENSATION AWARDS(c)  OPTIONS/SARS (d) PAYOUTS (e) COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    ($)        ($)         ($)         ($)           (#)            ($)         ($)
---------------------------  ---- ---------- ---------- ------------ ---------- ---------------- ----------- ------------
Raymond V. Gilmartin         1997 $1,100,004 $1,500,000    $   --       $ --        175,000      $    --      $   7,200(f)
 Chairman of the Board,      1996  1,000,000  1,300,000        --         --        150,000          --           6,750(f)
 President and Chief         1995  1,000,000  1,100,000        --         --        180,000          --           6,750(f)
 Executive Officer
Edward M. Scolnick           1997    689,004    825,000        --         --        100,000         855,592       3,600(f)
 Executive Vice              1996    663,000    800,000        --         --        100,000       1,006,698       3,375(f)
 President, Science          1995    643,336    660,000        --         --        100,000         372,111       2,250(f)
 and Technology and
 President, Merck
 Research Laboratories
Judy C. Lewent               1997    443,334    500,000        --         --         70,000         366,998       7,200(f)
 Senior Vice President       1996    410,000    460,000    57,398(a)      --         70,000         419,288       6,750(f)
 and Chief Financial         1995    393,332    365,000    70,996(a)      --         70,000         148,213       4,824(f)
 Officer
Per G.H. Lofberg             1997    412,778    500,000        --         --         90,000          --           5,992(g)
 President, Merck-           1996    374,460    440,000     2,898(b)      --         70,000          --           2,645(g)
 Medco Managed Care,         1995    324,040    365,000     4,519(b)      --         70,000          --       4,135,107(g)
 L.L.C.
David W. Anstice             1997    456,508    450,000        --         --         90,000         440,288       9,557(h)
 President, Human            1996    412,420    480,000        --         --         70,000         354,327       9,445(h)
 Health--The Americas        1995    392,668    365,000        --         --         70,000         128,704       6,468(h)

--------
(a) Includes air commuting services of $39,225 in 1996 and $52,436 in 1995 and automobile service of $18,173 in 1996.
(b) Represents compensation received in the form of discount for purchase price of Merck Common Stock paid by the Company which was available to Merck-Medco salaried employees under the Merck-Medco Employee Stock Purchase Plan. Effective December 29, 1996, Merck-Medco employees making $120,000 or more are no longer eligible to participate in this plan.
(c) Aggregate restricted stock holdings as of December 31, 1997, valued at the closing market price at year end, were 25,000 shares with a value of $2,650,000 for Mr. Gilmartin. Regular dividends on these shares were paid quarterly.
(d) No stock appreciation rights were granted to the executive officers named in the Summary Compensation Table.
(e) Strategic Performance Feature payouts in 1997 were for services performed during the five-year award cycle 1992-1996; Strategic Performance Feature payouts in 1996 were for services performed during the five-year award cycle 1991-1995; Strategic Performance Feature payouts in 1995 were for services performed during the five-year award cycle 1990-1994.
(f) Company contribution to the Merck & Co., Inc. Employee Savings and Security Plan.
(g) Includes Company contributions to the Medco 401(k) Employee Savings Plan of $3,400, $2,123 and $5,538 for 1997, 1996 and 1995, respectively, and imputed income for survivor insurance of $2,592 for 1997 and $522 for each of 1996 and 1995. Also includes $4,129,047 additional compensation paid to Mr. Lofberg in 1995 pursuant to his employment agreement in connection with the acquisition of Merck-Medco Managed Care, L.L.C. (formerly Medco Containment Services, Inc.) by the Company.
(h) Includes Company contributions to the Merck & Co., Inc. Employee Savings and Security Plan of $7,200, $6,750 and $3,750 for 1997, 1996 and 1995,
    respectively, and imputed income for survivor income insurance of $2,357, $2,695 and $2,718 for 1997, 1996 and 1995, respectively.

  The following table sets forth stock options granted in 1997 to each of the Company's executive officers named in the Summary Compensation Table and stock options granted to all employees as a group. The table also sets forth the hypothetical gains that would exist for the options at the end of their ten-year terms for the executive officers named in the Summary Compensation Table and for all employees as a group (assuming their options had ten-year terms), at assumed compound rates of stock appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Company's Common Stock. All option exercise prices are based on market price on the date of grant. The Company did not issue stock appreciation rights in 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES
                                                                                OF STOCK PRICE APPRECIATION
                                        INDIVIDUAL GRANTS                           FOR OPTION TERM(b)
                         ------------------------------------------------ ------------------------------------------
                                             PERCENT
                                            OF TOTAL
                                 NUMBER OF  OPTIONS/
                                 SECURITIES   SARS
                                 UNDERLYING  GRANTED
                                  OPTIONS/     TO     EXERCISE
                                    SARS    EMPLOYEES OR BASE
                         DATE OF  GRANTED   IN FISCAL  PRICE   EXPIRATION
          NAME            GRANT     (#)       YEAR     ($/SH)     DATE    0% ($)     5% ($)             10% ($)
          ----           ------- ---------- --------- -------- ---------- ------ ---------------    ----------------
Raymond V. Gilmartin.... 2/25/97    175,000    1.07%   $97.75   2/24/07     --   $    10,758,029    $     27,262,957
Edward M. Scolnick...... 2/25/97    100,000    0.61%    97.75   2/24/07     --         6,147,445          15,578,833
Judy C. Lewent.......... 2/25/97     70,000    0.43%    97.75   2/24/07     --         4,303,211          10,905,183
Per G.H. Lofberg........ 2/25/97     90,000    0.55%    97.75   2/24/07     --         5,532,700          14,020,949
David W. Anstice........ 2/25/97     90,000    0.55%    97.75   2/24/07     --         5,532,700          14,020,949
All employees as a
 group..................   (a)   16,333,329  100.00%    (a)       (a)       --   $ 1,004,082,413(c) $  2,544,541,974(c)

                               ----------------

                                                                            0%         5%                 10%
                                                                          ------ ---------------    ----------------
Total potential stock price appreciation from February 25, 1997 to
 February 24, 2007 for all stockholders at assumed rates of stock price
 appreciation(d).........................................................   --   $73,378,882,540    $185,956,495,412
Potential actual realizable value of options granted to all employees, assuming ten-year option terms, as a percentage of total potential stock price appreciation from February 25, 1997 to February 24, 2007 for all
 stockholders at assumed rates of stock price appreciation...............   --        1.37%              1.37%

--------
(a) Options were granted under the ISP throughout 1997 at prices ranging from $79.875 to $104.063. Most of the options are first exercisable five years from date of grant and expire ten years from date of grant. The rules and regulations of the ISP were amended in 1997 to include a transferable stock option feature for all executive officers, including those named in the Summary Compensation Table. In addition, stock options were granted in January 1997 at a price of $86.25 under the Medco Containment Services 1990 Special Non-Qualified Employee Stock Option Plan. These options are exercisable on a one-third basis each year, up to three years from date of grant, and expire five years from date of grant.

(b) These amounts, based on assumed appreciation rates of 0% and the 5% and 10% rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's stock price.

(c) No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders.

(d) Based on a price of $97.75 on February 25, 1997, and a total of 1,193,648,464 shares of Common Stock outstanding.

  The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 1997 by the Company's executive officers named in the Summary Compensation Table. The table also sets forth the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 1997 and the aggregate gains that would have been realized had these options been exercised on December 31, 1997, even though these options were not exercised, and the unexercisable options could not have been exercised on December 31, 1997.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES

                                                        NUMBER OF SECURITIES    VALUE OF UNEXERCISED IN-
                                                       UNDERLYING UNEXERCISED             THE-
                                                         OPTIONS/SARS AT FY-      MONEY OPTIONS/SARS AT
                                            VALUE              END (#)           FISCAL YEAR END(b) ($)
                         SHARES ACQUIRED REALIZED (a) ------------------------- -------------------------
          NAME           ON EXERCISE (#)     ($)      EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ------------ ----------- ------------- ----------- -------------
Raymond V. Gilmartin....         --      $      --         --       1,005,000   $     --     $56,465,000
Edward M. Scolnick......      54,000       2,547,018        300       500,300       19,075    25,003,300
Judy C. Lewent..........         --             --      123,000       320,300    8,518,736    15,453,300
Per G.H. Lofberg........     157,433      11,304,403    103,087       398,334    8,141,554    20,792,343
David W. Anstice........      10,000         667,500    101,300       300,800    6,308,963    12,916,488

--------
(a) Market value on the date of exercise of shares covered by options exercised, less option exercise price.
(b) Market value of shares covered by in-the-money options on December 31, 1997, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

  The Long-Term Incentive Plans--Awards in Last Fiscal Year table has been eliminated since no SPF Performance Share Awards, or other Long-Term Incentive Plan awards, were made by the Company in 1997.

ANNUAL BENEFITS PAYABLE UNDER MERCK & CO., INC. RETIREMENT PLANS

  Annual benefits payable under the Retirement Plan for Salaried Employees of Merck & Co., Inc. and the Merck & Co., Inc. Supplemental Retirement Plan are based on a formula which multiplies the participant's final average compensation (as defined by the plans) by a multiplier and then by the participant's years of credited service (as defined by the plans), not to exceed 35 years of credited service. The multiplier is 2% for years of credited service earned prior to July 1, 1995 and 1.6% for years of credited service earned after that date.

  The following tables set forth the estimated annual benefits payable using the 1.6% and 2% multipliers, respectively, under the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan at age 65 to persons in specified compensation and years-of-service classifications, based on a straight-life annuity form of retirement income. Annual benefits payable under the plans can be estimated by adding the years of service earned prior to July 1, 1995 (Table 2) to those which could be earned after that date (Table 1).

                              PENSION PLAN TABLES

                             TABLE 1: 1.6% FORMULA

      REMUNERATION
    (AVERAGE PENSION
      COMPENSATION
     DURING HIGHEST
 FIVE CONSECUTIVE YEARS
         IN THE                         YEARS OF SERVICE
 LAST TEN YEARS BEFORE   (ESTIMATED ANNUAL RETIREMENT BENEFITS FOR YEARS
      RETIREMENT)              OF CREDITED SERVICE SHOWN BELOW)(a)
 ---------------------- -------------------------------------------------
                           15       20       25         30         35
                        -------- -------- --------- ---------- ----------
 $  600,000.............$144,000 $192,000 $ 240,000 $  288,000 $  336,000
    800,000..............192,000  256,000   320,000    384,000    448,000
  1,000,000..............240,000  320,000   400,000    480,000    560,000
  1,200,000..............288,000  384,000   480,000    576,000    672,000
  1,400,000..............336,000  448,000   560,000    672,000    784,000
  1,600,000..............384,000  512,000   640,000    768,000    896,000
  1,800,000..............432,000  576,000   720,000    864,000  1,008,000
  2,000,000..............480,000  640,000   800,000    960,000  1,120,000
  2,200,000..............528,000  704,000   880,000  1,056,000  1,232,000
  2,400,000..............576,000  768,000   960,000  1,152,000  1,344,000
  2,600,000..............624,000  832,000 1,040,000  1,248,000  1,456,000
  2,800,000..............672,000  896,000 1,120,000  1,344,000  1,568,000
  3,000,000..............720,000  960,000 1,200,000  1,440,000  1,680,000

                            TABLE 2: 2% FORMULA(b)

         REMUNERATION
       (AVERAGE PENSION
         COMPENSATION
        DURING HIGHEST
    FIVE CONSECUTIVE YEARS            YEARS OF SERVICE
            IN THE          (ESTIMATED ANNUAL RETIREMENT BENEFITS
    LAST TEN YEARS BEFORE                 FOR YEARS
         RETIREMENT)         OF CREDITED SERVICE SHOWN BELOW)(a)
    ---------------------- ---------------------------------------
                              10       15        20         25
                           -------- -------- ---------- ----------
   $  600,000..............$120,000 $180,000 $  240,000 $  300,000
      800,000.............. 160,000  240,000    320,000    400,000
    1,000,000.............. 200,000  300,000    400,000    500,000
    1,200,000.............. 240,000  360,000    480,000    600,000
    1,400,000.............. 280,000  420,000    560,000    700,000
    1,600,000.............. 320,000  480,000    640,000    800,000
    1,800,000.............. 360,000  540,000    720,000    900,000
    2,000,000.............. 400,000  600,000    800,000  1,000,000
    2,200,000.............. 440,000  660,000    880,000  1,100,000
    2,400,000.............. 480,000  720,000    960,000  1,200,000
    2,600,000.............. 520,000  780,000  1,040,000  1,300,000
    2,800,000.............. 560,000  840,000  1,120,000  1,400,000
    3,000,000.............. 600,000  900,000  1,200,000  1,500,000

--------
(a) Benefits shown above are exclusive of the social security offset provided for by the benefit formula.

(b) Credited Service is shown for the years specified to approximate the actual years of credited service earned prior to July 1, 1995 (at the 2% multiplier) by the executive officers named in the Summary Compensation Table other than Mr. Gilmartin and Mr. Lofberg. Mr. Gilmartin earned 1.0 years prior to July 1, 1995. Mr. Lofberg does not participate in the Retirement Plan for Salaried Employees but participates in the Medco Retirement Plan described below.

  As of July 1, 1995 and December 31, 1997, years of actual credited service in the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan are, respectively: Dr. Scolnick--13 years and 15.5 years; Ms. Lewent--15 years and 17.5 years; Mr. Anstice--21 years and 23.5 years. In addition, if these individuals retire from service with the Company at age 65 and with less than 35 years of actual credited service, pursuant to the enhanced pension provision of the Supplemental Retirement Plan applicable to bona fide executives, described in greater detail below, they will receive an additional month of credited service for each month of actual credited service prior to January 1, 1995 up to an aggregate total of 35 years of credited service. As of July 1, 1995 and December 31, 1997, Mr. Gilmartin had 1.0 and 3.5 years, respectively, of actual credited service in the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan and was credited with 28 years of credited service under the Supplemental Retirement Plan, as provided in and subject to the employment agreement described below.

  For purposes of the Retirement Plan for Salaried Employees and the Supplemental Retirement Plan, pension compensation for a particular year, as used for the calculation of retirement benefits, includes salaries and annual EIP bonus awards received during the year. Pension compensation for 1997 differs from compensation reported in the Summary Compensation Table in that pension compensation includes the annual EIP bonus awards received in 1997 for services in 1996 rather than the EIP bonus awards paid in 1998 for services in 1997. Pension compensation in 1997 was $2,400,004 for Mr. Gilmartin; $1,489,004 for Dr. Scolnick; $903,334 for Ms. Lewent and $936,508 for Mr. Anstice.

  The Supplemental Retirement Plan is an unfunded plan providing benefits to participants in certain retirement plans (the "primary plans") maintained by the Company and its subsidiaries as follows: (1) benefits not payable by the primary plans because of the limitations on benefits stipulated by the Internal Revenue Code, (2) benefits not payable by the primary plans because of the exclusion of deferred compensation from the benefit formulas of those plans ("supplemental benefit"), (3) a minimum annual aggregate benefit under this Plan and the primary plans of $50,000 on a straight-life annuity basis for the incumbents at time of actual retirement in positions designated as bona fide executive or high policymaking under the Company's Corporate Policy on Executive Retirement (which includes all the named executive officers in the Summary Compensation Table), reduced in the event of retirement or death prior to normal retirement date and (4) for employees who have occupied such executive or high policymaking positions and who do not have 35 years of credited service, an enhanced benefit payable upon retirement at age 65 (unless consent of the Compensation and Benefits Committee of the Board is obtained for payment upon early retirement, death or disability prior to age
65). The enhanced benefit is an amount calculated under the benefit formula in the primary plan using one additional month of credited service for each month of credited service accrued during, or prior to attainment of, the designated position (up to the 35-year total) less (i) the minimum benefit, where applicable, or the supplemental benefit, (ii) the primary plan benefit and
(iii) any retirement benefit payable from a plan not sponsored by the Company. The Supplemental Retirement Plan was amended as of January 1, 1995 to eliminate prospectively the enhanced benefit except for certain grandfathered participants. In general, other terms and conditions of benefit payments are determined by reference to the provisions of the primary plans.

ANNUAL BENEFIT PAYABLE UNDER MEDCO RETIREMENT PLAN

  Mr. Lofberg participates in the Medco Retirement Plan, a defined benefit plan. His retirement income is determined in accordance with the following formula: For each calendar year ("Plan Year"), the accrued benefit of each participant who completes at least 1,000 hours of service in such Plan Year is increased by an amount equal to the sum of (i) 250/1535 of 1% of the participant's compensation, as defined in the Medco Retirement Plan, and (ii) the amount of credited interest calculated for such Plan Year on the basis of the participant's accrued benefit stated as a lump sum value as of January 1 of such Plan Year. A participant vests in 20% of such participant's accrued benefit after the completion of three years of service, with the remainder vesting 20% upon completion of each year of service thereafter. The estimated annual retirement income payable as a single life annuity commencing at normal retirement age for Mr. Lofberg is $28,092.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  H. Brewster Atwater, Jr., Lawrence A. Bossidy, William G. Bowen, Johnnetta
B. Cole and Lloyd C. Elam served on the Compensation and Benefits Committee during 1997.

  There were no Compensation and Benefits Committee interlocks or insider (employee) participation during 1997.

EMPLOYMENT CONTRACTS AND ARRANGEMENTS

  As of June 9, 1994, the Company and Mr. Gilmartin entered into an employment agreement (the "Agreement") under which Mr. Gilmartin serves as President, Chief Executive Officer, Director and Chairman of the Board of Directors of the Company. The Agreement provides that Mr. Gilmartin will be paid a base salary of $1.0 million per year (or such higher salary as the Board may from time-to-time determine), and that he will be eligible for annual bonus awards under the Company's Executive Incentive Plan or any successor plan.

  In recognition of the forfeiture by Mr. Gilmartin of common stock ownership rights provided by his previous employer, on June 16, 1994 Mr. Gilmartin was granted 25,000 shares of restricted Company Common Stock (which will remain restricted until June 16, 1999). In addition, Mr. Gilmartin was granted options under the Company's ISP on 500,000 shares of the Company's Common Stock on June 16, 1994 and on 180,000 shares on February 28, 1995. Both grants become exercisable on the fifth anniversary of the date of grant, and expire on the tenth anniversary of the date of grant, at the market price of the Company's Common Stock on the date of grant as determined under the ISP. Subsequent annual stock option grants are as determined by the Board of Directors.

  Pursuant to the Agreement, Mr. Gilmartin participates in the Retirement Plan for Salaried Employees of Merck & Co., Inc. and the Supplemental Retirement Plan. In determining benefits payable under such Plans, Mr. Gilmartin's credited service will equal his credited service with the Company plus 28 years, and the percentage multiple used in the formula for benefit calculation will be 1.6%. Benefits payable under the Company plans will be net of retirement benefits payable by Mr. Gilmartin's previous employer.

  If Mr. Gilmartin's employment is terminated by the Company without "Gross Cause" or by Mr. Gilmartin with "Good Cause," the restricted stock and stock options issued on June 16, 1994 will immediately become exercisable and, for a period of two years from the date of termination, Mr. Gilmartin will be entitled to receive his cash compensation under the Agreement, he will accrue additional retirement benefits and his other stock options will become exercisable on their original vesting dates. If Mr. Gilmartin's employment is terminated by the Company for "Gross Cause" or is terminated by Mr. Gilmartin without "Good Cause," he will forfeit any restricted stock and unvested stock options and all cash compensation will cease.

  "Gross Cause" is defined as (i) employee's conviction of a felony or (ii) employee's willful gross neglect or willful gross misconduct in carrying out employee's duties resulting, in either case, in material economic harm to the Company, unless employee believed in good faith that such act or non-act was in the best interests of the Company. "Good Cause" is defined as termination of employee's employment at the initiative of employee within six months following (i) any act or failure to act by the Board of Directors which would cause employee (A) to be removed from the office of President and Chief Executive Officer or the office of Chairman of the Board of Directors on a date earlier than October 31, 1999, or (B) to not be nominated for election as a director by the stockholders of the Company at any meeting of stockholders of the Company held for that purpose on a date earlier than October 31, 1999;
(ii) any significant diminution in the powers, responsibilities and authorities described in the Agreement without the consent of employee; (iii) the failure of the Company to obtain in writing the assumption of its obligation to perform the Agreement by any successor, prior to or concurrent with a merger, consolidation, sale or similar transaction; and (iv) any material breach of the Agreement by the Company which is unremedied after notice by employee.

  The Agreement terminates on October 31, 1999.

  As of May 24, 1996, the Company and Per G. H. Lofberg entered into a letter agreement with respect to the terms of Mr. Lofberg's employment (the "Letter Agreement"). The Letter Agreement terminated, in most respects, Mr. Lofberg's employment agreement dated as of April 1, 1993, as amended on July 27, 1993. The Letter Agreement sets forth exercise periods post-termination for certain stock options that vested in 1996 and 1997 in the event that Mr. Lofberg's employment with the Company terminates after June 1, 1996. Any stock options granted by the Company to Mr. Lofberg after November 18, 1993 shall terminate upon the termination of Mr. Lofberg's employment if such stock options have not vested prior to the date of termination. Additionally, the Letter Agreement provides for the immediate forfeiture of all stock options in the event of a breach of certain covenants, including covenants addressing proprietary information and noncompetition.

PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) on the Company's Common Stock with the cumulative total return (including reinvested dividends) of the Dow Jones Pharmaceutical Index--United States Owned Companies ("DJPI") and the Standard & Poor's 500 Index ("S&P 500 Index") for the five years ending December 31, 1997. Amounts below have been rounded to the nearest dollar or percent.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
      Merck & Co., Inc., Dow Jones Pharmaceutical Index and S&P 500 Index

                                                                PERIOD 1997/1992
                                                                VALUE   CAGR**
                                                                ------ ---------
      Merck....................................................  $278      23%
      DJPI.....................................................   340      28
      S&P 500..................................................   251      20

                                   [GRAPH]


                       1992    1993    1994    1995    1996    1997

MERCK                 100.00   81.76   93.90  165.61  205.28  278.19

DJPI                  100.00   92.84  106.33  174.09  218.73  339.80

S&P 500               100.00  110.03  111.54  153.31  188.42  251.26



--------
*Assumes that the value of the investment in Company Common Stock and each index was $100 on December 31, 1992 and that all dividends were reinvested.

** Compound Annual Growth Rate.

       2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, upon recommendation of its Audit Committee, composed of independent members of the Board, has appointed Arthur Andersen LLP as independent public accountants of the Company with respect to its operations for the year 1998, subject to ratification by the holders of Common Stock of the Company. In taking this action, the members of the Board and the Audit Committee considered carefully Arthur Andersen LLP's performance for the Company in that capacity since its original retention in 1971, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of the firm will be present at the Annual Meeting to make a statement if they desire to do so and to answer appropriate questions that may be asked by stockholders.

  There will be presented at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interests of the stockholders. If the appointment of Arthur Andersen LLP is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

        3. STOCKHOLDER PROPOSAL CONCERNING ANNUAL ELECTION OF DIRECTORS

  Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, DC 20037, owner of 225 shares of Common Stock of the Company, has given notice that she intends to present for action at the Annual Meeting the following resolution:

    "RESOLVED: That the shareholders of Merck recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

    "REASONS: Until recently, directors of Merck were elected annually by all shareholders.

    "The great majority of New York Stock Exchange listed corporations elect all their directors each year.

    "This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

    "In 1996 a similar proposal received approximately 37.1% of shares voting.

    "If you AGREE, please mark your proxy FOR this resolution."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE RESOLUTION

  Similar proposals have been submitted at ten of the last eleven Annual Meetings of Stockholders and have been defeated on each occasion. The Board of Directors continues to believe that this proposal is not in the best interest of the Company or its stockholders.

  The Company's current system for electing directors, with the Board divided into three classes of directors serving staggered three-year terms, was adopted by the Company's stockholders in 1985 by an affirmative vote of 79%.

  The Board believes that the staggered system of electing directors provides important benefits to the Company:

  . The staggered system helps assure continuity and stability of the Company's business strategies and policies. Since at least two stockholders' meetings will be required to effect a change in control of the Board, a majority of directors at any given time will have prior experience as directors of the Company. This is particularly important to a research-based organization such as the Company, where product development often requires many years.

  . In the event of any unfriendly or unsolicited proposal to take over or restructure the Company, the staggered system would permit the Company time to negotiate with the sponsor, to consider alternative proposals and to assure that stockholder value is maximized.

  As part of the 1985 amendment to the Company's Restated Certificate of Incorporation (the "Charter") to provide for the current staggered system of electing directors, the stockholders also approved a requirement that any change in the provisions of the amendment be approved by the holders of shares of stock of the Company representing at least 80% of the votes entitled to be cast generally for the election of directors. This stockholder resolution does not propose an amendment to the Charter but, instead, seeks to have the Board take any necessary steps to return to annual election of directors. Thus, the proposal's approval by stockholders would not itself re-establish annual election of directors but would require the Board to submit a Charter amendment for action by stockholders at the 1999 Annual Meeting and an 80% stockholder vote would be necessary for approval.

  The Board believes this proposal is not in the best interest of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

  Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all filing requirements applicable to its officers and directors were complied with during the 1997 fiscal year except for the inadvertent failure by Dr. William G. Bowen to report on Form 5 in 1997 the transfer of shares by his daughter to a trust in which Dr. Bowen shares voting power. Such transfer was reported by Dr. Bowen on Form 5 in 1998.

                  DEADLINE FOR STOCKHOLDER PROPOSALS FOR 1999

  Stockholder proposals to be presented at the 1999 Annual Meeting must be received by the Company on or before November 19, 1998 for inclusion in the proxy statement and proxy card relating to that meeting.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

                                          Merck & Co., Inc.

March 19, 1998

                                  LOGO MERCK
                                       Merck & Co. Inc.

[LOGO] MERCK                                 MERCK & CO., INC.

                                             Annual Meeting of Stockholders
                                             Tuesday, April 28, 1998
     ADMISSION TICKET                        Edward Nash Theatre at
                                             Raritan Valley Community College
                                             Route 28 and Lamington Road
                                             North Branch, New Jersey



The Annual Meeting of Stockholders of Merck & Co., Inc. will be held at 2:00 p.m. on April 28, 1998 in the Edward Nash Theatre at Raritan Valley Community College in North Branch, New Jersey. If you plan to attend, please retain this ticket and MARK THE APPROPRIATE BOX ON THE PROXY CARD. A map with directions to the meeting site is on the reverse side of this admission ticket. This ticket admits the stockholder(s) whose name(s) appears on it and one guest.

IF YOU ARE A REGISTERED STOCKHOLDER AND DUPLICATE COPIES OF THE COMPANY'S ANNUAL REPORT ARE SENT TO YOUR HOUSEHOLD, YOU MAY DISCONTINUE THE MAILING OF SUCH REPORT TO THIS ACCOUNT BY CHECKING THE APPROPRIATE BOX ON THE PROXY CARD.

                        THIS TICKET IS NOT TRANSFERABLE


         (Detach and Return Proxy Card Below in the Enclosed Envelope)
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            1. Election of Directors: Nominees are Derek Birkin, William G.
DIRECTORS      Bowen, Carolyne K. Davis and Lloyd C. Elam for terms expiring in
RECOMMEND      2001. AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING
A VOTE         THROUGH THE NOMINEE'S NAME ABOVE. To cumulate votes as to a
FOR            particular nominee(s) as explained in the proxy statement,
ITEMS          indicate the name(s) and the number of votes to be given to such
1 AND 2        nominee(s):


FOR all nominees (except
as marked to the contrary              WITHHOLD AUTHORITY
above)                     [_]         to vote for all nominees  [_]

2. Ratification of Appointment of Independent Public Accountants ..............

                      FOR         AGAINST        ABSTAIN
                      [_]           [_]            [_]

--------------------------------------------------------------------------------

DIRECTORS
RECOMMEND        Stockholder Proposal Concerning:
A VOTE           3. Annual Election of Directors
AGAINST
ITEM 3                [_]           [_]            [_]

--------------------------------------------------------------------------------

                                                         Signature(s):
                                                         -----------------------

                                                         -----------------------

                                                         -----------------------

                                                         Date:            , 1998
                                                         -----------------------


WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, GIVE FULL TITLE AS SUCH. WHEN STOCK HAS BEEN ISSUED IN THE NAMES OF TWO OR MORE PERSONS, ALL SHOULD SIGN UNLESS EVIDENCE OF AUTHORITY TO SIGN ON BEHALF OF OTHERS IS ATTACHED. PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                              [MAP APPEARS HERE]


Follow Raritan Valley Community College signs at Exit 26 of Route 78 and on Route 22 in North Branch. Enter Raritan Valley Community College at Lamington Road entrance. Proceed to Parking Lot 5 which is reserved for Merck stockholders. A continuous shuttle bus service from the parking lot to the theatre will be available.

--------------------------------------------------------------------------------

[LOGO] MERK              PROXY/VOTING INSTRUCTION CARD

                ANNUAL MEETING OF STOCKHOLDERS--APRIL 28, 1998

The undersigned hereby appoints RAYMOND V. GILMARTIN, MARY M. McDONALD and CELIA
A. COLBERT, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., Inc. standing in the name of the undersigned at the ANNUAL MEETING OF STOCKHOLDERS to be held on April 28, 1998, and at all adjournments thereof, upon the matters set forth on the reverse side, as designated (including the power to vote cumulatively in the election of directors), and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan, as described in the proxy statement. Any prior proxy or voting instructions are hereby revoked.

The shares represented by this proxy will be voted as directed by the stockholder. If no specification is made, the shares will be voted FOR proposals 1 and 2 and AGAINST proposal 3.

[_] Discontinue mailing the Annual Report to this account.

[_] Will attend the Annual Meeting.